RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


July 29, 2013


U.S. Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.  20549

Re: Legacy Technology Holdings, Inc.
SEC File No. 000-50294

On July 17, 2013, my appointment as auditor for Legacy Technology Holdings, Inc. ceased. I have read Legacy Technology Holdings, Inc.'s statements included under
Item 4.01 of its Form 8-K dated July 29, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/Ronald R. Chadwick, P.C.
------------------------
Ronald R. Chadwick, P.C.
Certified Public Accountant